UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 26, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)    303.812.1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 26, 2007, Forest Alaska Operating LLC and Forest Alaska Holding LLC (together, “Forest Alaska”) were notified by the administrative agent bank and collateral agent, Credit Suisse, that the required lenders under Forest Alaska’s $250 million First Lien Credit Agreement dated as of December 8, 2006 (the “First Lien Credit Agreement”) and $125 million Second Lien Credit Agreement dated as of December 8, 2006 (the “Second Lien Credit Agreement”, and the First Lien Credit Agreement together with the Second Lien Credit Agreement, the “Credit Agreements”) had approved the First Amendments to each of the Credit Agreements.   The amendments changed certain definitions included in the Credit Agreements and added a new provision to Article VII of the First Lien Credit Agreement.  We believe that the amendments to the Credit Agreements will prevent any default with respect to the four quarters ended March 31, 2007, as previously disclosed on the Current Report on Form 8-K that Forest filed on April 18, 2007.

Both Credit Agreements are secured by Forest Alaska’s oil and gas properties and are non-recourse to Forest.

The First Amendment to the First Lien Credit Agreement and the First Amendment to the Second Lien Credit Agreement are included in this Report as Exhibits 4.1 and 4.2, respectively.

From time to time, Forest, Forest Alaska, Credit Suisse and the other lenders party to the Credit Agreements engage in other transactions, including securities offerings where Credit Suisse and/ or a lender or an affiliate of these parties may serve as an underwriter or initial purchaser of the securities and hedging arrangements where Credit Suisse and, or such other lenders may be a counterparty to the hedging arrangement.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01.              Other Events.

On April 26, 2007, Forest announced certain changes to its internal organizational structure and changes to the group of persons serving as its executive officers.  The executive officer appointments are summarized below.

(i)                                     John C. Ridens was appointed to serve as Senior Vice President, Western Region.  Prior to this appointment, Mr. Ridens had served as Forest’s Senior Vice President, Southern Region.

(ii)                                  Glen Mizenko was appointed to serve as Senior Vice President, Business Development and Corporate Engineering.  Previously, Mr. Mizenko had served as Forest’s Vice President, Business Development.

(iii)                               Mark E. Bush was appointed to serve as Vice President, Eastern Region.  Mr. Bush had been serving as Forest’s Production Engineering Manager, Southern Region prior to this appointment.  As part of the internal restructuring, Forest created a new Eastern Region business unit.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

4.1	First Amendment to First Lien Credit Agreement dated as of April 26, 2007.

4.2	First Amendment to Second Lien Credit Agreement dated as of April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: April 27, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

Exhibit Index

4.1	First Amendment to First Lien Credit Agreement dated as of April 26, 2007.

4.2	First Amendment to Second Lien Credit Agreement dated as of April 26, 2007.